AUTOMATIC DATA PROCESSING, INC.
                            2003 DIRECTOR STOCK PLAN
                        (effective as of August 11, 2003)



         Automatic Data Processing, Inc., a Delaware corporation (the

"Company"), hereby formulates and adopts the following 2003 Director Stock Plan

(the "Plan") for non-employee directors of the Company ("Non-employee

Directors"):

I. Purpose. The purpose of the Plan is to secure for the Company the benefits of the additional incentive inherent in the payment of Non-employee Director annual retainer fees in the form of restricted stock units ("Restricted Stock Units")

which entitle the Non-employee Directors to receive, under the terms and conditions described herein, shares of the common stock of the Company, par value $.10 per share ("Common Stock"). The Plan is first effective as of August

11, 2003, subject to the approval of the Company's stockholders at the Company's

2003 annual stockholder meeting.

II. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

      A. "Account" means the bookkeeping account established and maintained by the Company for each Participant. In accordance with Section VI, amounts credited to an Account will be expressed as a number of Restricted Stock Units.

     B. "Annual Retainer Dollar Amount" means a dollar amount established by the

Board of Directors from time to time as the amount of the annual retainer for

Non-employee Directors.

     C. "Beneficiary" means the person or persons designated by a Participant in accordance with Section VIII to receive the benefits specified hereunder in the event of the Participant's death or, if there is no surviving designated

Beneficiary, the Participant's estate.

     D. "Board of Directors" means the Board of Directors of the Company.

     E. "Distribution Date" means, with respect to each Participant (or his

Beneficiary, if the Participant dies before distribution of his Account), the date he receives a distribution in respect of his Account interests in accordance with Section VII. A Participant's Distribution Date shall be the earliest practicable date following the date on which Participant's service as a

Non-employee Director ceases.

     F. "Dividend Equivalents" means, with respect to each Restricted Stock

Unit, an amount equal to the cash dividends, if any, which would have been paid with respect to such Restricted Stock Unit, if such Restricted Stock Unit were an actual share of Common Stock.

     G. "Fair Market Value" of a share of Common Stock means the average of the high and low sales prices of a share of Common Stock on the New York Stock

Exchange Composite Tape on the date in question. If shares of Common Stock are not traded on the New York Stock Exchange on such date, "Fair Market Value" of a share of Common Stock shall be determined by the Board of Directors in its sole discretion.

     H. "Participant" means any Non-employee Director or former Non-employee

Director for whom the Company maintains an Account under the Plan.

     I. "Payment Date" means an annual date established by the Board of

Directors from time to time for the crediting of the annual retainer to

Non-employee Directors in the form of Restricted Stock Units under the Plan.

III. Participation. Only Non-employee Directors may participate in the Plan, and all Non-employee Directors shall participate in the Plan unless determined by a majority vote of the entire Board of Directors.

IV. Administration.

     A. Authority of the Board of Directors. The Board of Directors shall administer and enforce the Plan in accordance with its terms, and shall have all powers necessary to accomplish those purposes, including but not limited to the power to: (i) compute the number of Restricted Stock Units to be credited to each Account; (ii) maintain or to designate any person or entity to maintain all records necessary for the administration of the Plan; (iii) establish rules for the regulation of the Plan that are consistent with the terms hereof; (iv)

interpret the Plan and correct any defect or omission or reconcile any inconsistency in the Plan; and (v) provide for the disclosure of information to

Participants or Beneficiaries. Any determinations made by the Board of Directors regarding the Plan shall be final and binding on all affected Participants and

Beneficiaries.

        Notwithstanding the above, no member of the Board of Directors shall participate in any matter which involves solely a determination of the benefits payable to him under the Plan. Any action of the Board of Directors with respect to the Plan shall be conclusive and binding upon all persons interested in the

Plan except to the extent otherwise specifically indicated herein. The Board of

Directors may appoint agents and delegate thereto such powers and duties in connection with the administration of the Plan as it may from time to time prescribe.

     B. Indemnification of the Board of Directors. To the maximum extent permitted by applicable law, the Board of Directors, and each member thereof,

shall not be liable for, and the Company shall indemnify the Board of Directors,

and each member thereof, and agree to hold the Board of Directors, and each member thereof, harmless from, all liabilities and claims (including reasonable attorney's fees and expenses in defending against such liabilities and claims)

against the Board of Directors, and each member thereof, arising from any actions taken thereby in connection with the administration of the Plan unless such liabilities or claims are the result of the gross negligence or willful misconduct thereof.

V. Common Stock Subject to the Plan. Subject to the adjustment provisions of

Section VI.B. below, a maximum of 150,000 shares of Common Stock may be delivered under the Plan. There shall be reserved at all times for delivery under the Plan a number of shares of Common Stock, of either authorized and unissued shares of Common Stock, shares of Common Stock held in the Company's treasury, or both, equal to the maximum number of shares that may be delivered under the Plan.

VI. Participant Accounts.

     A. Crediting of Restricted Stock Units. On each Payment Date, the Account of each Non-employee Director shall be credited with a number of Restricted

Stock Units (rounded down to the nearest whole share) equal to the Annual

Retainer Dollar Amount divided by the Fair Market Value of a share of Common

Stock on such Payment Date.

     B. Adjustments to Accounts. In the event of any stock split, stock dividend, stock change, reclassification, recapitalization or combination of shares which changes the character or amount of Common Stock prior to the distribution of any Account, the number of Restricted Stock Units in each

Account shall be adjusted to entitle the Participant to receive the same number and kind of shares as the Participant would be entitled to receive if the

Participant had actually owned the stock represented by such Restricted Stock

Units at the time of the occurrence of such change and the Restricted Stock

Units shall be subject to such adjustments, as determined by the Board of

Directors, as to the number, price or kind of stock as determined to be equitable; provided, however, that if the change is of such a nature that the

Participant, upon distribution of the Account, would receive property other than shares of stock, then the Board of Directors shall make an appropriate adjustment to provide that the Participant (or the Participant's Beneficiary)

shall acquire upon distribution of the Account only shares of stock of such number and kind as the Board of Directors, in its sole judgment, shall deem equitable. If any such change or transaction shall occur, the number of shares of Common Stock specified in Section V and kind of shares for which Restricted

Stock Units may thereafter be granted under the Plan shall be adjusted to give effect thereto.

     C. Vesting. The interest of each Participant in any benefit payable with respect to an Account hereunder shall be at all times fully vested and non-forfeitable.  Notwithstanding the previous sentence, a Participant's interest in his Account constitutes an unsecured promise of the Company, and a

Participant shall have only the rights of a general unsecured creditor of the

Company with respect to his Account.

     D. Dividend Equivalents. Each Account shall be credited with Dividend

Equivalents on each date a dividend is paid on Common Stock, in respect of the

Restricted Stock Units
credited to such Account on such payment date. Dividend Equivalents credited to an Account shall accrue interest (compounding annually) from the date of such crediting through the Distribution Date, with the applicable interest rate for each twelve month period beginning on November 1 during such period, or any applicable portion thereof, being the rate for five-year U.S. Treasury Notes published in The Wall Street Journal (or, in the absence of such reference,

such alternate publication the Board of Directors may select from time to time)

on the first business day of November of such twelve month period plus 0.50%,

rounded up to the nearest 0.25%.

VII. Distributions.

     A. Distributions. On his Distribution Date, each Participant shall receive

(i) a number of shares of Common Stock equal to the number of Restricted Stock

Units in such Participant's Account and (ii) a cash payment equal to the accrued

Dividend Equivalents, plus interest then credited to such Account.

     B. Receipt and Release. Any distribution to any Participant or Beneficiary in accordance with the provisions of this Section VII shall be in full satisfaction of all claims under the Plan against the Company and the Board of

Directors. The Board of Directors may require any Participant or Beneficiary, as a condition to payment, to execute a receipt and release to such effect.

VIII. Beneficiaries. Each Participant may designate one or more Beneficiaries to receive the amounts distributable from such Participant's Account under the Plan in the event of such Participant's death. Such designations shall be made on forms provided by the Board of Directors. A Participant may from time to time change his designated Beneficiaries, without the consent of such Beneficiaries, by filing a new designation in writing with the

Board of Directors. The Company and Board of Directors may rely conclusively upon the Beneficiary designation last filed in accordance with the terms of the

Plan.

IX. Amendments to the Plan; Termination of the Plan. The Board of Directors may

amend, alter, suspend, discontinue or terminate the Plan without the consent of any Participant; provided, however, that no such amendment, alteration,

suspension, discontinuation, or termination of the Plan shall materially and adversely affect the rights of any Participant with respect to amounts already credited to such Participant's Account. The Plan has no fixed termination date.

X. General Provisions.

     A. Limits on Transfer of Rights; Beneficiaries. No right or interest of a

Participant under the Plan shall be subject in any manner to anticipation,

alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or his Beneficiary, or shall be transferable by a Participant otherwise than by will or the laws of descent and distribution; provided, however, that a Participant may designate a Beneficiary in accordance with Section VIII to receive any payment or distribution under the

Plan in the event of the death of the Participant. A Beneficiary, guardian,

legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan applicable to such Participant, except to the extent the Plan otherwise provides with respect to such persons.

     B. No Rights of a Stockholder. No Participant shall have any of the rights or privileges of a stockholder of the Company as a result of the establishing of or crediting of any
amounts to an Account under the Plan, until Common Stock is actually distributed to the Participant pursuant to Section VII of the Plan.

     C. No Right to Continued Election as a Director. Nothing contained in the

Plan shall confer, and no establishment of or crediting of any amounts to an

Account shall be construed as conferring, upon any Participant, any right to continue as a member of the Board of Directors, or to interfere in any way with the right of the Board of Directors to increase or decrease the amount of the

Annual Retainer Dollar Amount, or any other compensation payable to Non-employee

Directors.

     D. Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New Jersey, without giving effect to principles of conflicts of laws.

     E. Interpretation. Whenever necessary or appropriate in the Plan, where the context admits, the singular term and the related pronouns shall include the plural and the masculine gender shall include the feminine gender.

     F. Nonalienation of Benefits. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge,

exchange, transfer, encumbrance or charge, and any attempt to anticipate,

alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. To the extent permitted by applicable law, no right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefits.

     G. Separability. If any provision of the Plan is declared invalid, illegal or incapable of being enforced by any court of competent jurisdiction, all of the remaining provisions of the Plan shall nevertheless continue in full force and effect and no provisions shall be deemed dependent upon any other provision unless expressly set forth herein.